Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-101541 and 33-71130 on Form S-3 and Registration Statement Nos. 33-63059, 333-61969, 333-82787, 333-30272, and 333-63264 on Form S-8 of Black Hills Corporation of our report dated March 28, 2005 relating to the financial statements of the Black Hills Corporation Employee Stock Purchase Plan appearing in the Annual Report on Form 11-K of Black Hills Corporation Employee Stock Purchase Plan for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

March 28, 2005